Exhibit 99.2

UNWIND AGREEMENT dated as of _____ [•], 2024
Between The Marcus Corporation and [DEALER]

THIS UNWIND AGREEMENT (this “Agreement”) with respect to the Capped Call Confirmations (as defined below) is made as of ___________ [•], 2024, between The Marcus Corporation, a Wisconsin corporation (“Company”) and [DEALER] (“Dealer”).

WHEREAS, Company issued $100,050,000 aggregate principal amount of 5.00% Convertible Senior Notes due 2025 (the “Convertible Notes”) pursuant to an Indenture dated as of September 22, 2020 between Company and U.S. Bank National Association, as trustee;

WHEREAS, in connection with the pricing of the Convertible Notes, Company and Dealer entered into a Base Capped Call Transaction (the “Base Capped Call Transaction”) pursuant to an ISDA confirmation dated as of September 17, 2020, which supplements, forms a part of, and is subject to an agreement in the form of the 2002 ISDA Master Agreement, pursuant to which Company purchased from Dealer [_________] call options (as amended, modified, terminated or unwound from time to time, the “Base Capped Call Confirmation”);

WHEREAS, in connection with the exercise of the option by the initial purchasers of the Convertible Notes, Company and Dealer entered into an Additional Capped Call Transaction (the “Additional Capped Call Transaction” and, together with the Base Capped Call Transaction, the “Capped Call Transactions”) pursuant to an ISDA confirmation dated as of September 18, 2020, which supplements, forms a part of, and is subject to an agreement in the form of the 2002 ISDA Master Agreement, pursuant to which Company purchased from Dealer [_________] call options (as amended, modified, terminated or unwound from time to time, the “Additional Capped Call Confirmation” and, together with the Base Capped Call Confirmation, the “Capped Call Confirmations”);

WHEREAS, on ______, 2024, the Company entered into purchase agreements relating to the cash purchase of $[40,000,000] aggregate principal amount of Convertible Notes; and

WHEREAS, Company has requested, and Dealer has agreed, to full termination of the Additional Capped Call Transaction and partial unwind of the Base Capped Call Transaction;

NOW, THEREFORE, in consideration of their mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:

1.Defined Terms. Any capitalized term not otherwise defined herein shall have the meaning set forth for such term in the Capped Call Confirmations.

2.Termination. Notwithstanding anything to the contrary in the Capped Call Confirmations, Company and Dealer agree that, effective on the date hereof, but subject to Company’s receipt of the Cash Settlement Amount (as defined below), [(i) the Additional Capped Call Transaction shall automatically terminate and all of the respective rights and obligations of the parties under the Additional Capped Call Confirmation shall be terminated, cancelled and extinguished and (ii) the Number of Options under the Base Capped Call Transaction shall be reduced to [•] and in connection therewith Dealer shall pay to Company the Cash Settlement Amount on the Payment Date (as defined below).]

3.Averaging Procedures.

a.The “Averaging Period” means the [_____ (_)] consecutive Scheduled Trading Days commencing on, and including, _________ [•], 2024 (each such Scheduled Trading Day, an “Averaging Date”).

a.(I) If Dealer determines, in good faith and a commercially reasonable manner, that an extension of the Averaging Period is necessary in light of existing liquidity conditions or is necessary in order for Dealer to be in compliance with applicable legal, regulatory or self-regulatory requirements, or with Dealer’s internal policies and procedures generally applicable to capped call transactions with similarly situated convertible note issuers entered into in connection with the pricing and issuance of convertible notes or Dealer’s related, commercially reasonable hedging transactions, then Dealer may add, in whole or in part, one or more consecutive Scheduled Trading Days immediately following the last scheduled day of the Averaging Period at such time to the Averaging Period as additional Averaging Date(s); and (II) whenever a Disrupted Day (whether in whole or part) occurs during the Averaging Period, Dealer may add, in whole or in part, the Scheduled Trading Day immediately following the last scheduled day of the Averaging Period at such time to the Averaging Period as an additional Averaging Date.

b.If any Averaging Date is a Disrupted Day in part or if any Averaging Date is a partial additional Scheduled Trading Day described in subsection (b) above, then the VWAP Price (as defined below) for such Scheduled Trading Day(s) shall be the market value per Share on such Scheduled Trading Day, as determined by Dealer in good faith and in a commercially reasonable manner based on such sources as it reasonably deems appropriate using, if practicable, a volume-weighted methodology, for the portion of such Scheduled Trading Day for which Dealer determines there is no Market Disruption Event with respect to the Shares.

c.Dealer shall provide written notice (which notice may be in the form of an email) to Company of any determination that an Averaging Date is a Disrupted Day in whole or in part, or to extend the Averaging Period, in each case promptly on the day that such determination is made.

d.“VWAP Price” for any Scheduled Trading Day means the per Share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page MCS <equity> AQR (or its equivalent successor if such page is not available) in respect of the period from the scheduled opening time to the Scheduled Closing Time of the Exchange on such Scheduled Trading Day (or if such volume-weighted average price is unavailable at such time, the market value of one Share on such Scheduled Trading Day, as determined by Dealer in good faith and in a commercially reasonable manner using, if practicable, a volume-weighted average method).

e.“Average VWAP” means the arithmetic average of the VWAP Prices for each Averaging Date during the Averaging Period.

f.Prior to 6:30 PM New York City time on the final Averaging Date, Dealer shall provide a report (in a commonly used file format for the storage and manipulation of financial data) to Company specifying the Cash Settlement Amount and the Payment Date (each as defined below) and setting forth in reasonable detail its calculation of the Average

VWAP, including the VWAP Price for each Averaging Date (including, for the avoidance of doubt, any VWAP Price calculated pursuant to subsection (c) above); provided, however, that in no event shall Dealer be obligated to share with Company any proprietary or confidential data or information or any proprietary or confidential models used by Dealer.

4.Cash Settlement Amount. The “Cash Settlement Amount” shall mean an amount of cash in U.S. Dollars determined by Dealer in good faith and a commercially reasonable manner pursuant to the table of hypothetical values for Average VWAP and corresponding values for the Cash Settlement Amount set forth in Schedule A attached hereto (using linear interpolation by Dealer to determine the Cash Settlement Amount for any Average VWAP not specifically appearing in but falling between the highest and lowest hypothetical values for Average VWAP set forth in Schedule A). In the event that the Average VWAP for the Averaging Period is greater than or less than the highest or lowest hypothetical values for Average VWAP, respectively, specified in the table set forth in Schedule A, Dealer shall determine the Cash Settlement Amount in good faith and a commercially reasonable manner using substantially the same methodology that would have been used to determine the Cash Settlement Amount had such Average VWAP fallen within the range of hypothetical values set forth in such table. If the Cash Settlement Amount is determined in the manner described in the preceding sentence, Dealer shall promptly provide Company a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the method of such determination; provided, however, that in no event shall Dealer be obligated to share with Company any proprietary or confidential data or information or any proprietary or confidential models used by Dealer.

5.Settlement. One Settlement Cycle following the last day of the Averaging Period or, if such date is not a Clearance System Business Day, on the next Clearance System Business Day immediately following such date (the “Payment Date”), Dealer shall pay to Company, to the account specified in Section 9 hereof, in immediately available funds, cash in an amount equal to the Cash Settlement Amount.

6.[Reserved]

7.Representations and Warranties of Company. Company represents and warrants to Dealer (and agrees with Dealer in the case of Section 7(g)(ii)) on the date hereof that:

a. it has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary corporate action to authorize such execution, delivery and performance;

b.such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any material contractual restriction binding on or affecting it;

c. all governmental consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with;

d.its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to equitable principles of general application, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding in equity or at law)) and such as may be required under the Securities Act of 1933, as amended, or state securities laws;

e. it is not entering into this Agreement to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares) or otherwise in violation of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

f.(i) it is not on the date hereof engaged in a distribution, as such term is used in Regulation M under the Exchange Act (“Regulation M”), of any securities of Company, and (ii) it shall not, until the second Scheduled Trading Day immediately following the final Averaging Date, engage in any such distribution.

8.Representations and Warranties of Dealer. Dealer represents and warrants to Company on the date hereof that:

(a) it has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary corporate action to authorize such execution, delivery and performance;

(b) such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any material contractual restriction binding on or affecting it;

(c) all governmental consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(d) its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding in equity or at law)).

9.Account for Payment to Company:

[Company to provide]

10.Governing Law. This Agreement and any dispute arising hereunder shall be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

11.Release. Each of Company and Dealer hereby agree that payment of the amounts referred to above in Section 2 shall be in full satisfaction of all obligations owed under the Additional

Capped Call Confirmation and that, following payment of the amounts referred to above in Section 2, each of Company and Dealer shall hereby be fully and finally discharged and released by the other party from, and agrees not to make any claim against the other party with respect to, any obligations or liabilities of the other party arising out of and to be performed in connection with the Additional Capped Call Confirmation and the Additional Capped Call Transaction either prior to or after the date hereof.

12.Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

13.No Reliance, etc. Company confirms that it has relied on the advice of its own counsel and other advisors (to the extent it deems appropriate) with respect to any legal, tax, accounting, or regulatory consequences of this Agreement, that it has not relied on Dealer or its affiliates in any respect in connection therewith, and that it will not hold Dealer or its affiliates accountable for any such consequences.

14.No Other Changes. Except as expressly set forth herein, all of the terms and conditions of the Base Capped Call Confirmation shall remain in full force and effect and are hereby confirmed in all respects.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

[DEALER]
By:
Name: Title:

The Marcus Corporation
By:
Name: Chad M. Paris Title: Chief Financial Officer and Treasurer

Schedule A

The Cash Settlement Amount shall be determined by Dealer pursuant to the table below setting out hypothetical values of Average VWAP and corresponding values for Cash Settlement Amount.

Average VWAP	Cash Settlement Amount
$[___]	[____]
$[___]	[____]
$[___]	[____]
$[___]	[____]

Dealer may, in good faith and in a commercially reasonable manner, adjust the table above if (a) a stock split or similar change to Company’s capitalization or (b) an Announcement Event that has a material economic impact on the subject matter of this Agreement, in each case, occurs during the period beginning on the date hereof and ending on, and including, the final Averaging Date.